UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 26, 2008
Date of report (Date of earliest event reported)
INTUIT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 26, 2008, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Intuit Inc. approved the promotion of Kiran M. Patel to the role of Executive Vice President of Intuit’s Small Business Ecosystem division, effective December 2, 2008. In connection with this promotion, Intuit entered into an Amended and Restated Employment Agreement with Mr. Patel, and the Committee approved an increase in Mr. Patel’s target bonus to 100% of his base salary. Mr. Patel has been a Senior Vice President of Intuit since September 2005 and has most recently served as General Manager of Intuit’s Consumer Tax Group.
On November 26, 2008, the Committee also approved the appointment of Daniel R. Maurer as General Manager of Intuit’s Consumer Tax Group. Mr. Maurer has been employed by Intuit since 2006 and has most recently served as Senior Vice President and Chief Marketing Officer.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.01	Form of Amended and Restated Employment Agreement dated December 1, 2008 between Intuit Inc. and Kiran M. Patel

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: December 2, 2008	By:	/s/ Laura Fennell
Laura Fennell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.01	Form of Amended and Restated Employment Agreement dated December 1, 2008 between Intuit Inc. and Kiran M. Patel